Exhibit 99.1

Cascadian Therapeutics Reports Topline ONT-380 “Triplet” Data and Outlines Key Development Strategies

Company to webcast today’s Research and Development Day at 2 pm Eastern

Seattle, WA – June 14, 2016 – Cascadian Therapeutics (NASDAQ: CASC), a clinical-stage biopharmaceutical company, will present clinical data from the Company’s ongoing Phase 1b studies, including updated clinical data from the study of ONT-380 in combination with trastuzumab and capecitabine (“Triplet”), and a review of the recent ASCO data from the ONT-380 combination with T-DM1, at today’s Corporate Update and R&D Day in New York City. ONT-380 is an oral, highly selective small molecule HER2 inhibitor being studied as a combination therapy to treat HER2+ locally advanced or metastatic breast cancer, including patients with brain metastases.

“The data suggest that ONT-380, in combination with other active agents, show systemic activity in pretreated patients, supporting its advancement into later stage studies,” said Erika Hamilton, MD, Director of Breast and Gynecologic Cancer Research at Sarah Cannon Research Institute. “To date, ONT-380 has shown a favorable tolerability profile and the potential to improve outcomes in patients with brain metastases. Historically, great progress has been made with the approval of HER2 targeted therapies, however, patients with metastatic disease will eventually progress and need additional therapies. A new agent that can impact both systemic and brain metastases, while not adding significant toxicities, may be a substantial benefit for patients.”

ONT-380 “Triplet” Phase 1b Data Update

The ongoing Phase 1b “Triplet” study is evaluating a combination of ONT-380 with trastuzumab and capecitabine in 27 previously treated, locally advanced or metastatic breast cancer patients with and without brain metastases. Patients had received a median of three prior HER2 directed agents: 100% with trastuzumab and T-DM1, and 74% with pertuzumab. Additionally, 41% of patients entered the trial with brain metastases.

Results from the combination trial show:

Safety Profile

•	Majority of adverse events were Grade 1, with most patients being able to continue on the full dose of ONT-380

•	Grade 3 diarrhea was infrequent, seen in 3/27 patients (11%) without a requirement for prophylactic anti-diarrheal medicine

Activity

•	Overall objective response rate (ORR), as defined by RECIST 1.1, of 58% (24 patients with measurable disease at baseline: 1 complete response, 13 partial responses, 6 with stable disease, 4 with progressive disease)

•	Interim median progression-free survival (mPFS) of 6.3 months overall (95% CI 4.1- n/a)

Patients with brain metastases

•	Outcomes in patients with brain metastases were similar to patients without brain metastases

“Our median PFS of 6.3 months and 58% objective response rate are promising in patients previously treated with T-DM1,” commented Luke Walker, MD, Vice President of Clinical Development of Cascadian Therapeutics. “There are no true historical data with a comparable patient population given the recent changes in HER2 treatment. However, we believe a reasonable comparator is the Phase 3 TH3RESA trial of advanced HER2+ breast cancer, where patients in the control arm had a 3.3 month median PFS and 9% objective response rate. These patients received two prior HER2 agents and were treated on study with chemotherapy and/or an anti-HER2 agent, similar to current treatment options following T-DM1. Investigators continue to remain enthusiastic about advancing our Triplet combination into later stage studies.”

Next steps

An ongoing Phase 2 study, known as HER2CLIMB, is exploring the Triplet combination in a randomized, double blind, placebo-controlled setting. This trial is enrolling patients with locally advanced or metastatic HER2+ breast cancer with prior treatment with a taxane, trastuzumab, pertuzumab, and T-DM1, including patients with brain metastases. This trial is expected to enroll 180 patients across approximately 100 clinical sites in the United States, Canada, and Western Europe. The HER2CLIMB trial is designed to show a 50% improvement in median PFS, with an assumption of 4.5 months in the control arm.

Commented Scott Myers, President and CEO of Cascadian Therapeutics, “We are pleased to report these encouraging clinical data and look forward to discussing the results with investigators and regulators to determine how best to advance the ONT-380 program. We anticipate providing updated data by year-end.”

Webcast

The R&D Day presentation, scheduled to begin at 2 pm EDT today, June 14, 2016, will be webcast live and can be accessed on the “Events & Presentations” page of the “News & Events” section of Cascadian Therapeutics’ website at www.cascadianrx.com.

Participants may also dial-in to hear the presentation using the following:

Participant Toll-Free Dial-In Number: (877) 280-7291

Participant International Dial-In Number: (707) 287-9361

Conference ID: 33124496

An archived version of the webcast will be available after completion of the presentation.

About Cascadian Therapeutics

Cascadian Therapeutics is a clinical-stage biopharmaceutical company specializing in developing innovative therapeutic product candidates for the treatment of cancer. Cascadian Therapeutics’ goal is to develop and commercialize novel compounds that have the potential to improve the lives and outcomes of cancer patients. Our most advanced product candidate is ONT-380, an orally active and selective small molecule HER2 inhibitor. For more information, visit www.cascadianrx.com.

Forward-Looking Statements

In order to provide Cascadian Therapeutics’ investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Cascadian Therapeutics’ expectations regarding clinical development activities, timing of additional data and potential benefits of its product candidates.

Forward-looking statements involve risks and uncertainties related to Cascadian Therapeutics’ business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Cascadian Therapeutics’ actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing its product candidates, the adequacy of financing and cash, cash equivalents and investments, changes in general accounting policies, general economic factors, achievement of the results it anticipates from its preclinical development and clinical trials of its product candidates and its ability to adequately obtain and protect its intellectual property rights. Although Cascadian Therapeutics believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Cascadian Therapeutics’ risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Except as required by law, Cascadian Therapeutics does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Additional Information

Additional information relating to Cascadian Therapeutics can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Investor Contact:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@cascadianrx.com

Tricia Truehart

The Trout Group

646-378-2953

ttruehart@troutgroup.com

Media Contact:

Amy Bonanno

BMC Communications

646-513-3117

abonanno@bmccommunications.com